Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          I, Zhang Hui, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 2 to the Annual Report on Form 10-K of Tsingda eEdu Corporation for the fiscal year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Amendment No. 2 to Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Tsingda eEdu Corporation.

	By:	/s/ Zhang Hui

Date: February 4, 2013	Name:	Zhang Hui
	Title:	Chief Executive Officer
(Principal Executive Officer)